                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT


                  Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934





Date of Report (Date of earliest event reported): July 20, 1994


             The Stanley Works
          (Exact name of registrant as specified in charter)


  Connecticut               1-5224              06-058860
(State or other          (Commission         (IRS Employer
jurisdiction of          File Number)        Identification No.)
incorporation)



1000 Stanley Drive, New Britain, Connecticut            06053

(Address of principal executive offices)               (Zip Code)



Registrant's telephone number, including area code:(203) 225-5111




                         Not Applicable
(Former name or former address, if changed since last report)

     Item 5.   Other Events.


               1. On July 20, 1994, the Registrant issued a press release.

               Attached as Exhibit (21)(i) is a copy of the Registrant's press release. This Exhibit is incorporated herein by reference.


     Item 7.   Financial Statements, Pro Forma Financial
               Information and Exhibits.


               (21)(i)   Press release dated July 20, 1994
                         reporting on Stanley's second quarter
                         sales and earnings.



















































                                   SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized



                         THE STANLEY WORKS



                         By: \s\Stephen S. Weddle
                         Name:  Stephen S. Weddle
                         Title: Vice President, General
                                   Counsel and Secretary



Date:  July 22, 1994

                                                            Exhibit (21)(i)
                                                            July 20, 1994

STANLEY REPORTS RECORD SECOND QUARTER RESULTS



New Britain, Connecticut . . . Richard H. Ayers, Chairman and Chief Executive Officer of The Stanley Works announced today, "We are pleased with our solid performance for the quarter and for the first six months of 1994. Sales in the second quarter of $629 million were 11% higher than the prior year and were a record for any quarter. Net earnings of $33.7 million, or $.75 per share, represented a 25% increase over 1993 and were records for second quarter results."

Mr. Ayers noted, "Significant internal growth from all our business units was the primary contributor to the current quarter sales
increase.   Our businesses serving the U.S. industrial and
construction markets had the most significant impact on the overall 10% increase in unit volume growth. The net incremental effect of acquisitions and divestitures increased sales by 1%, while the effects of a 1% price increase were offset by the negative effects of currency."

Gross margins of 33.4% were substantially improved over margins of 32.1% reported in the prior year. This improvement was achieved through a combination of cost and volume efficiencies together with the absence of expenses related to manufacturing process changes and some extraordinarily high raw material costs that were incurred in the second quarter last year. Operating expenses also improved to 22.2% of sales compared with 22.7% in the prior year.

Interest-net expenses for the quarter were 1.2% of sales compared with 1.1% in the prior year, reflecting a higher interest rate environment. Other-net of $9.0 million, or 1.4% of sales, for the second quarter compared with $4.0 million, or 0.7% of sales, in the same quarter a year ago. The increase in Other-net included additional reserves established in this year for environmental and plant closing expenses while the prior year benefitted from favorable adjustments to contingency reserves.



                                   -- more --

(page 2)




Net sales for the first six months of 1994 were $1.2 billion, up 9% from 1993 sales of $1.1 billion. Net earnings of $59.3 million, or $1.32 per share, were 19% higher than prior year earnings of $50.0
million, or $1.11 per share.   Net earnings and earnings per share in
1993 exclude the effects of a change in accounting principle.

Net sales in the U.S. for the second quarter increased by 12%, entirely the result of internal growth. Strong order activity continued in our industrial and engineered tool categories and was augmented by strengthening in consumer tools. Price increases of 1% were offset by the negative effect of the company's divestiture activity.

Sales in Europe continued to improve with an overall increase of 8% for the quarter. Unit volume growth of 4% reflected increased sales activity especially in the industrial tools category. The incremental effect of a recent acquisition increased sales by 6%. Minor price increases combined with the negative effects of currency resulting in a net 2% decrease from the prior year. Operating profits of $8.0 million were similar to the prior year while operating margins, reflecting more aggressive sales efforts, declined from 10.3% to 9.3%.

Net sales in Other Areas increased by 13% for the quarter. Internal volume growth of 9% included strengthening in our Canadian businesses. The incremental effect of acquisitions increased sales by 5%; however, the net effect of price increases and negative currency translation decreased sales by 1%.

Net sales for the Tools segment increased 11%, principally the result of 10% internal sales growth. Consumer tools' unit volume growth of 6% was an improvement over more modest gains reported in the first quarter. The industrial and engineered tool categories continued with strong order activity and experienced double digit internal growth for
the quarter.    Price increases of 2% were substantially offset by the
negative effects of currency. The net incremental effect of acquisitions and divestitures increased sales by 1%. Operating profits of $59.3 million were 19% higher than the comparable quarter last year. Operating margins of 12.5% compared with 11.7% in the prior year and reflected increased volume and operating efficiencies.




                                         -- more --
(page 3)


Net sales in the Hardware segment increased 6% over the prior year almost entirely due to unit volume increases. Minor price increases
were offset by the negative effects of currency.   Operating profits
improved significantly to $10.8 million with operating margins of
13.7% comparing favorably with 10.1% in the prior year.   Even when
the effects of property losses related to the California earthquake are excluded, margins in the second quarter were improved over those reported in the first quarter.

Specialty Hardware net sales for the second quarter were 17% higher than the same quarter last year. As in the other segments, this increase was driven primarily by unit volume gains. Price increases of 1% were offset by a minor currency impact and resulted in no net effect on sales. Operating profits of $4.2 million were substantially improved from $1.8 million reported last year. The prior year's operating results were depressed because our Door Systems business experienced unusually high wood prices and related manufacturing process problems.

On June 18, the company completed the divestiture of its Taylor Rental business with the sale of the remaining company-owned stores and related assets.

Mr. Ayers stated, "Our results through the second quarter give us continued confidence in our expectations for 1994. We are moving forward with our expansion in Asia and are encouraged by our new product development activities. We feel confident that these initiatives position us well for continued long-term growth. Although there is some reason to be concerned about interest rates and the uncertainties of steel availability and price, we believe our prediction in the 1993 annual report for higher sales and substantially higher profits in 1994 is still on target."




                                 ##############



CONTACT:  Patricia McLean
          Manager, Corp. Communications
          (203) 827-3833

(page 4)

               THE STANLEY WORKS AND SUBSIDIARIES
              CONSOLIDATED STATEMENTS OF EARNINGS
                    (Millions of Dollars)

                                    SECOND QUARTER         SIX MONTHS
                                    1994     1993        1994      1993
  Net Sales                     $  628.8 $  565.2   $ 1,214.5 $ 1,118.6

  Costs and Expenses
       Cost of sales               418.6    383.5       813.0     758.2
       Selling, general and
          administrative           139.4    128.5       273.2     258.6
       Interest - net                7.8      6.0        15.2      13.3
       Other - net                   9.0      4.0        17.8       7.8
                                  -------  -------    --------  -------
                                   574.8    522.0     1,119.2   1,037.9
                                  -------  -------    --------  -------
  Earnings Before Income Taxes
    and Cumulative Effect of
    Accounting Change               54.0     43.2        95.3      80.7

  Income Taxes                      20.3     16.2        36.0      30.7
                                  -------  -------    --------  -------
  Earnings Before Cumulative
    Effect of Accounting Change     33.7     27.0        59.3      50.0

  Cumulative Effect of Accounting
    Change for Postemployment
    Benefits                                                       (8.5)
                                  -------  -------    --------  -------
  Net Earnings                  $   33.7 $   27.0   $    59.3 $    41.5
                                  =======  =======    ========  =======
  Net Earnings Per Share of
       Common Stock:

      Before Cumulative Effect of
      Accounting Change         $   0.75 $   0.60   $    1.32 $    1.11

      Cumulative Effect of
      Accounting Change                                           (0.19)
                                  -------  -------    --------  -------
  Net Earnings Per Share of
       Common Stock             $   0.75 $   0.60   $    1.32 $    0.92
                                  =======  =======    ========  =======

  Dividends per share           $   0.34 $   0.33   $    0.68 $    0.66
  Average shares outstanding      44,829   44,971      44,798    45,152
       (in thousands)

[FN]
  See notes to consolidated financial statements.

(page 5)

                             THE STANLEY WORKS AND SUBSIDIARIES
                                CONSOLIDATED BALANCE SHEETS
                                  (Millions of Dollars)

                                                       July 2     July 3
                                                        1994       1993
    ASSETS
    Cash and cash equivalents                       $    33.8  $    18.5
    Accounts receivable                                 416.4      388.7
    Inventories                                         352.6      329.4
    Other current assets                                 32.4       32.7
                                                      -------    -------
      Total current assets                              835.2      769.3

    Property, plant and equipment - net                 557.8      555.4
    Goodwill and other intangibles                      169.7      170.3
    Other assets                                         80.9       76.1
                                                      -------    -------
                                                    $ 1,643.6  $ 1,571.1
                                                      =======    =======
    LIABILITIES AND SHAREHOLDERS' EQUITY
    Notes payable                                   $    86.3  $    92.3
    Accounts payable                                    101.2       93.6
    Accrued expenses                                    194.2      186.9
                                                      -------    -------
       Total current liabilities                        381.7      372.8

    Long-term debt                                      385.6      364.8
    Other long-term liabilities                         158.0      150.9
    Shareholders' equity                                718.3      682.6
                                                      -------    -------
                                                    $ 1,643.6  $ 1,571.1
                                                      =======    =======



    See notes to consolidated financial statements.

(page 6)

                     THE STANLEY WORKS AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (Millions of Dollars)

                                                SECOND QUARTER  SIX MONTHS
                                                 1994   1993   1994    1993
   Operating Activities
     Net Earnings                              $ 33.7 $ 27.0 $  59.3 $  41.5
     Depreciation and amortization               21.6   17.7    42.8    39.8
     Provision for postemployment benefits                              13.6
     Net gain on sale of non-operating asset                           (24.0)
     Other non-cash items                        11.2    0.4    16.5     5.3
     Changes in operating assets
        and liabilities                         (27.0) (35.1)  (85.0)  (70.6)
                                                ------ ------ ------  ------
     Net cash provided by
        operating activities                     39.5   10.0    33.6     5.6

   Investing Activities
     Capital expenditures                       (17.9) (11.7)  (31.1)  (26.2)
     Proceeds from sales of assets                4.8    0.9     6.4     2.0
     Proceeds from sale of non-operating asset                          32.9
     Business acquisitions                       (5.1)          (5.1)   (0.9)
     Other                                       (2.7)  (3.6)   (3.0)   (2.7)
                                                ------ ------ ------  ------
     Net cash provided (used) by
        investing activities                    (20.9) (14.4)  (32.8)    5.1

   Financing Activities
     Payments on long-term debt                  (0.2) (65.7)   (0.7)  (67.0)
     Net short-term bank financing               (3.7)  39.8    34.5    64.7
     Proceeds from issuance of common stock       0.3    0.2     0.6     0.6
     Purchase of common stock for treasury       (0.8)          (0.8)  (26.5)
     Cash dividends on common stock             (15.2) (29.7)  (45.1)  (44.7)
                                                ------ ------ ------  ------
     Net cash used by
        financing activities                    (19.6) (55.4)  (11.5)  (72.9)

   Effect of Exchange Rate Changes on Cash       (1.7)   0.4     0.8    (0.4)
                                                ------ ------ ------  ------
   Decrease in Cash and Cash Equivalents         (2.7) (59.4)   (9.9)  (62.6)
   Cash and Cash Equivalents,
      Beginning of Period                        36.5   77.9    43.7    81.1
                                                ------ ------ ------  ------
   Cash and Cash Equivalents,
      End of Second Quarter                    $ 33.8 $ 18.5 $  33.8 $  18.5
                                                =====  =====   =====  ======

   See notes to consolidated financial statements.

(page 7)

                          THE STANLEY WORKS AND SUBSIDIARIES
                          CONSOLIDATED STATEMENTS OF CHANGES
                                 IN SHAREHOLDERS' EQUITY
                                 (Millions of Dollars)

                                                     SIX MONTHS
                                                  1994       1993


    Balance at beginning of year              $   680.9  $   696.3

    Net earnings                                   59.3       41.5

    Currency translation adjustment                 1.2       (6.5)

    Cash dividends declared                       (30.5)     (29.7)

    Net issuance of Common Stock                    3.2      (22.9)

    ESOP debt                                       4.2        3.9
                                                --------   -------
    Balance at end of second quarter          $   718.3  $   682.6
                                                ========   =======






    See notes to consolidated financial statements.

(page 8)

                     THE STANLEY WORKS AND SUBSIDIARIES
                        BUSINESS SEGMENT INFORMATION
                               (Millions of Dollars)

                                SECOND  QUARTER          SIX MONTHS
                                1994       1993        1994       1993
 INDUSTRY SEGMENTS
 Net Sales
   Tools
      Consumer              $   179.2  $   167.9   $   341.8  $   326.8
      Industrial                129.5      112.7       260.0      227.9
      Engineered                165.9      145.4       314.5      287.2
                              --------   --------    --------   -------
           Total Tools          474.6      426.0       916.3      841.9
   Hardware                      78.7       74.6       156.3      153.5
   Specialty Hardware            75.5       64.6       141.9      123.2
                              --------   --------    --------   -------
        Consolidated        $   628.8  $   565.2   $ 1,214.5  $ 1,118.6
                             ========   ========    ========  =======
Operating Profit
   Tools                    $    59.3  $    49.9   $   107.7  $    87.8
   Hardware                      10.8        7.5        19.7       18.2
   Specialty Hardware             4.2        1.8         7.3        2.5
                              --------   --------    --------   -------
     Total                       74.3       59.2       134.7      108.5
   Net corporate expenses       (10.7)      (8.1)      (21.7)     (11.6)
   Interest expense              (9.6)      (7.9)      (17.7)     (16.2)
                              --------   --------    --------   -------
      Earnings before
        income taxes        $    54.0  $    43.2   $    95.3  $    80.7
                              ========   ========    ======== =======

 GEOGRAPHIC AREAS
 Net Sales
   United States            $   457.3  $   409.6   $   877.5  $   806.3
   Europe                        86.0       80.0       174.4      163.2
   Other Areas                   85.5       75.6       162.6      149.1
                              --------   --------    --------   -------
        Consolidated        $   628.8  $   565.2   $ 1,214.5  $ 1,118.6
                              ========   ========    ======== =======
 Operating Profit
   United States            $    57.4  $    43.6   $   102.2  $    77.3
   Europe                         8.0        8.2        17.7       16.8
   Other Areas                    8.9        7.4        14.8       14.4
                              --------   --------    --------   -------
        Total               $    74.3  $    59.2   $   134.7  $   108.5
                              ========   ========    ========  ======

See notes to consolidated financial statements.

(page 9)

                    THE STANLEY WORKS AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


         In the consolidated statement of earnings for six months of 1993, Other-net includes a gain of $24.0 million ($.33 per share) from the sale of a portion of the company's investment in Max Co., Ltd. Also included in Other-net were additional charges for a fine levied by U.S. District Court in Missouri for $5.0 million ($.07 per share) and contingency reserves of $15.7 million ($.21 per share) related to product liability litigation, restructuring activities and environmental remediation.

         Certain 1993 amounts in the Business Segment Information were reclassified to conform to the 1994 presentation.